UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
2007 Fiscal Year Bonus Program
On November 15, 2006, the HR & compensation committee of the board of directors of TD AMERITRADE Holding Corporation approved the performance metrics and target incentives for eligible participants under the 2007 Management Incentive Plan (the “MIP”). The MIP is a bonus plan intended to be qualified under section 162(m) of the Internal Revenue Code in order to maximize tax deductibility for TD AMERITRADE, while providing strong incentives for goal achievement at the highest levels of the organization. Each fiscal year the HR & compensation committee establishes the performance goals that must be achieved for awards under the MIP and establishes target incentive levels for eligible participants. The MIP and the 2007 bonus compensation under the MIP each is subject to shareholder approval, currently expected to be sought at the 2007 annual meeting of shareholders.
For fiscal year 2007, the HR & compensation committee determined that the performance criteria will be based on TD AMERITRADE’s annual diluted earnings per share (“EPS”). Eligible participants include the executive officers of TD AMERITRADE. Bonus awards under the MIP are comprised of two components, subject to the HR & compensation committee’s authority to award a lesser amount.
The first component of the bonus payment under the MIP is based on the participant’s annual target bonus for fiscal year 2007. The HR & compensation committee established the following EPS range for fiscal year 2007: each $0.01 of EPS above or below the target increases or decreases, respectively, the annual bonus target by 2.5%. The target bonus amount under the MIP ranges from 1 times base salary to 9 times base salary, depending on the executive’s position.
The second component of the bonus payment under the MIP is a bonus payment from a bonus pool, which will only be paid if the target EPS for fiscal year 2007 is met. The maximum bonus pool is $5 million. Each participant may not receive any bonus payments in excess of such participant’s annual bonus target multiplied by 75%.
A portion of the bonus payment under the MIP for certain participants will be paid in cash and the remainder will be paid in the form of an equity award granted under the Ameritrade 1996 Long Term Incentive Plan, based on the value of TD AMERITRADE common stock at the time of grant.
No executive officer may receive aggregate bonus payments for fiscal year 2007 in excess of $20 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: November 21, 2006	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer

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